[LOGO]
BankAmerica

March 27, 1998                             Bank of America NT&SA
                                           555 South Flower Street, 11th Floor
Via Facsimile                              Los Angeles, CA 90071
-------------
                                           Gina Meador
Mr. Michael P. White                       Vice President-Agency Specialist
Vice President & Assistant Treasurer       USCG-Agency Management
Foundation Health Systems, Inc.            Los Angeles #20529
3400 Data Drive                            (213) 228-5245
Rancho Cordova, CA 95670                   Fax (213) 228-2299

RE:  Foundation Health Systems, Inc.
     First Amendment and Waiver to the $1.5 Billion
     Revolving Credit Agreement Dated as of July 8, 1997

Dear Mr. White:

Please refer to the attached copy of the letter dated March 21, 1998 (the "Letter Agreement") regarding the Proposed First Amendment and Waiver (the "First Amendment") to the $1.5 Billion Revolving Credit Agreement Dated as of July 8, 1997, from Bank of America NT&SA and Citicorp USA, Inc. to your and the Banks party to the Credit Agreement ("Credit Agreement").

The First Amendment requires approval by Majority Banks. This letter will confirm that Bank of America NT&SA, as Agent, has received copies of the Letter Agreement executed by Majority Banks. As you know, the Letter Agreement evidences the commitments of the signatories thereto to the terms set forth therein, subject only to completion of documentation.

As soon as we receive your comments on the draft of the First Amendment that was previously forwarded to you, we will finalize that document and distribute it to the Banks.

Sincerely,

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, AS AGENT

/s/ Gina Meador

Gina Meador
Vice President
Agency Specialist

attachment

cc: Greg Seibly (with attachment)
    Brian Newhouse (w/o attachment)

                [FORM OF CREDIT FACILITY LETTER AGREEMENT]


                               March 21, 1998

VIA TELECOPY
------------

Mr. Michael P. White
Vice President & Assistant Treasurer
Foundation Health Systems, Inc.
3400 Data Drive
Rancho Cordova, California 95670

The Financial Institutions Party to the
Hereinafter-Described Credit Agreement

     Re: Credit Agreement dated as of July 8, 1997 among Foundation Health Systems, Inc., Bank of America National Trust and Savings Association and Citicorp USA, as Agents, and the Other Financial Institutions Party Thereto (the "Credit Agreement").

Ladies and Gentlemen:


     Based upon our discussion over the past several weeks, Bank of America National Trust and Savings Association ("Bank of America") and Citicorp USA ("Citicorp") are pleased to present you with the following proposed changes to the Credit Agreement. The proposed changes will be evidenced by a First Amendment and Waiver to the Credit Agreement ("First Amendment"). Capitalized terms used in this letter shall have the meanings assigned to such terms in the Credit Agreement.

     The key provisions of the First Amendment are as follows:

The definition of Specified Charges shall be amended to include only those items set forth on Part I of Exhibit A hereto.

Subject to the following sentence, the definitions of Adjusted EBITDA, Net Cash Flow and Fixed Charges shall be revised to exclude all effects of the Company's workers compensation business (the amount of such exclusions from Net Cash Flow and Fixed Charges for the quarters ending on or before December 31, 1997 are set forth on Part 2 of Exhibit A hereto). If the aggregate losses, reserves and charges (without duplication) for the Company's workers compensation business after December 31, 1997 exceed the $25,000,000 reserve permitted under

Mr. Michael P. White
March 21, 1998
Page 2

the definition of Specified Charges, the amount of such excess shall be included in the calculation of Adjusted EBITDA and Net Cash Flow.

For the purpose of calculating covenant compliance with Sections 7.12(a) and 7.12(b), from and after October 1, 1997, the definitions of Adjusted EBITDA, Net Cash Flow and Fixed Charges (which shall incorporate the revised definition of Specified Charges) shall be used.

Section 7.02 and 7.03 shall be revised to permit the sale of the Company's discontinued workers compensation business. All net proceeds (less costs of sale) from the sale of the Company's discontinued workers compensation business shall be used to reduce outstanding debt under the Credit Agreement.

Section 7.05(c) shall be amended by deleting the phrase "the Closing Date" and replacing it with "December 31, 1997."

Section 7.05(e) shall be amended by deleting the existing exclusions set forth therein and by replacing them with an exclusion for additional Indebtedness incurred by the Company after December 31, 1997 in an aggregate amount not to exceed $1,000,000,000 so long as such Indebtedness (other than Specified Indebtedness, as hereinafter defined) is not senior in right of payment to the Obligations, contains no covenants, events of default or other material provisions that are more restrictive than those contained in the Credit Agreement, and has principal payment dates commencing after July 8, 2002. Except in the case of Specified Indebtedness, the first $250,000,000 of proceeds from the issuance of such additional Indebtedness and 50% of all such proceeds in excess of $250,000,000 shall be used to repay outstandings under the Credit Agreement and to permanently reduce the Commitments under the Credit Agreement. For purposes hereof, the term "Specified Indebtedness" shall mean up to $200,000,000 of Indebtedness of the Company (exclusive of any Indebtedness for borrowed money or Commercial Paper Debt) incurred after December 31, 1997.

Section 7.11 shall be amended to prohibit the prepayment or redemption prior to stated maturity of any of the additional Indebtedness permitted by the First Amendment (other than specified Indebtedness).

Section 7.12(a) shall be revised as follows:


      Period Ended           Maximum Total Leverage Ratio
      ------------           ----------------------------
       12/31/1997                    3.50 to 1.00
       03/31/1998                    4.00 to 1.00
       06/30/1998                    3.75 to 1.00
       09/30/1998                    3.50 to 1.00
       12/31/1998                    3.25 to 1.00


Mr. Michael P. White
March 21, 1998
Page 3


       Thereafter                    3.00 to 1.00

Section 7.12(b) shall be revised as follows:


      Period Ended        Maximum Fixed Charge Coverage Ratio
      ------------        -----------------------------------
      12/31/1997                     2.50 to 1.00
      03/31/1998                     2.25 to 1.00
      06/30/1998                     1.50 to 1.00
      09/30/1998                     1.50 to 1.00
      12/31/1998                     1.75 to 1.00
      Thereafter                     2.00 to 1.00


Section 7.12(c) shall be revised to insert the phrase "(without giving effect to any losses)" after the date "June 30, 1997" in the third line thereof.

Subject to the following sentence, a fee of 7.5 bps will be payable to all Banks that have executed the First Amendment by 2:00 p.m., Pacific time, on April 6, 1998, and an additional 7.5 bps will be payable to all Banks that have delivered written commitments to execute the First Amendment by 4:00 p.m., Pacific time, on March 27, 1998. Both such fees will be paid on April 6, 1998 if and only if the First Amendment shall have been executed by the Majority Banks on or before such date.

In the First Amendment, the pricing grid will be revised as follows (note that the Total Leverage Ratio portion of the existing grid will be eliminated):

                 Senior
Applicable       Unsecured                       Offshore
Level            Debt Rating*     Facility Fee   Rate Margin   Drawn Margin
-----            ------------     ------------   -----------   ------------
1                A-/A3             10.0 bps         20.0 bps      30.0 bps
2                BBB+/Baa1         12.5 bps         22.5 bps      35.0 bps
3                BBB/Baa2          15.0 bps         25.0 bps      40.0 bps
4                BBB-/Baa3         17.5 bps         32.5 bps      50.0 bps
5                BB+/Ba1           20.0 bps         55.0 bps      75.0 bps
6                BB/Ba2            22.5 bps         77.5 bps     100.0 bps
7                BB-/Ba3           25.0 bps        125.0 bps     150.0 bps
8                Less than BB-/Ba3 30.0 bps        170.0 bps     200.0 bps


Mr. Michael P. White
March 21, 1998
Page 4

     * The Company's Senior Unsecured Debt Rating shall be determined as provided in the Credit Agreement. To the extent that the Company does not maintain a Senior Unsecured Debt Rating, pricing shall be set at Level 8.

     If you agree with the foregoing, please sign and return to us the enclosed copy of this letter no later than 4:00 p.m., Pacific time, on March 27, 1998.

     By your execution hereof, this letter will constitute your binding commitment with respect to the terms hereof. Your commitment will be subject only to the completion documentation for the First Amendment.

Best regards,
[NAME OF BANK]

[SIGNATURE]

Agreed to and Accepted
this ___ day of March, 1998

FOUNDATION HEALTH SYSTEMS, INC.

By______________________________
 Title:

Agreed to and Accepted
this ___ day of __________, 1998

________________________________
Name of Bank

By______________________________
 Title:

                           EXHIBIT A
                           (in 000's)

Part 1
--------------------------------------------------------------------------------

                       SPECIFIED CHARGES

                             Actual     Actual      Actual    Actual    1/1/98
                             Quarter    Quarter     Quarter   Quarter   and
                             3/31/97    6/30/97     9/30/97   12/31/97  thereafter
                             -------    -------     -------   --------  ----------
Remove Workers Comp.
 Insurance EBITDA           $(16,581)  $(10,926)   $(14,054)   $ 88,577   $  -

Reserve for Loss on Sale
  of W/C                    $   -      $   -       $   -       $120,000   $  -

Additional Losses, Reserves
  and Charges in Connection
  with W/C                  $   -      $   -       $   -       $   -      $25,000

Acquisition and
  Restructuring Charges and
  Recovery-Net              $   -      $   -       $   -       $ (7,684)  $  -

Acquisition and
  Restructuring Charge      $   -      $348,400    $   -       $   -      $  -

Medical Group Sale
  Restructuring Charge
  Recovery                  $   -      $   -       $   -       $(13,000)  $  -
                            --------   --------    --------    --------   -------
Specified Charges           $(16,581)  $337,474    $(14,054)   $187,893   $25,000
                            --------   --------    --------    --------   -------
                            --------   --------    --------    --------   -------

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Part 2

--------------------------------------------------------------------------------
                          ADJUSTMENT TO NET CASH FLOW AND FIXED CHARGES
                               RELATED TO WORKERS' COMPENSATION

                             Actual     Actual      Actual    Actual
                             Quarter    Quarter     Quarter   Quarter
                             3/31/97    6/30/97     9/30/97   12/31/97
                             -------    -------     -------   --------
Capital Expenditures        $ 2,300     $ 3,500      $ 2,500   $ 1,845

Operating Lease Payments    $(2,177)    $(2,122)     $(2,357)  $(1,401)
                            -------     -------      -------   -------
Adjustment to Net Cash
  Flow (by Quarter)         $   123     $ 1,378      $   143   $   444
                            -------     -------      -------   -------
                            -------     -------      -------   -------

--------------------------------------------------------------------------------